AMENDMENT
                              TO
                        ADVISORY AGREEMENT

This Amendment (the "Amendment") is made as of September 28,
2012, by and between PNC Funds (formerly known as Allegiant
Funds) (the "Trust") and PNC Capital Advisors, LLC (the
"Adviser").

      WHEREAS, the Trust and the Adviser entered into an Advisory Agreement dated as of January 4, 2010, relating to the Adviser's provision of investment advisory services to the Trust; and

      WHEREAS, pursuant to Section 11 of the Agreement, the parties wish to amend the Agreement as set forth below.

NOW THEREFORE, the Agreement shall be amended as follows:

1. All references in the Agreement to "Allegiant Funds" shall be deemed to refer to "PNC Funds."

2. Schedule 1 of the Agreement is deleted and replaced in its entirety with Schedule 1 attached hereto.

      3. Except as amended hereby, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PNC FUNDS

By: /s/Kevin A. McCreadie
Name:  Kevin A. McCreadie
Title:  President



PNC CAPITAL ADVISORS, LLC

By: /s/Jennifer E. Spratley
Name:  Jennifer E. Spratley
Title: Managing Director


SCHEDULE 1
PNC FUNDS
ADVISORY AGREEMENT


                                            INVESTMENT ADVISORY FEE
EQUITY FUNDS


PNC Balanced Allocation Fund                 0.75%

PNC International Equity Fund                1.00%

PNC Large Cap Core Equity Fund     0.75% of $0 to less than $1
                                   billion, 0.70% of $1 billion to
                                   less than $1.5 billion, and 0.65%
                                   of $1.5 billion and over

PNC Large Cap Growth Fund         0.75% of $0 to less than $1
                                  billion, 0.70% of $1 billion to
                                  less than $1.5 billion, and 0.65%
                                   of $1.5 billion and over

PNC Large Cap Value Fund            0.75% of $0 to less than $1
                                  billion, 0.70% of $1 billion to
                                  less than $1.5 billion, and 0.65%
                                  of $1.5 billion and over

PNC Mid Cap Value Fund             0.75%

PNC Multi-Factor Small Cap Core Fund 1.00% of $0 to less than $500 million, 0.95% of $500 million to
                                     less than $1 billion, and 0.90% of
                                     $1 billion and over

PNC Multi-Factor Small Cap Growth Fund  1.00% of $0 to less than $500 million, 0.95% of $500 million to
                                      less than $1 billion, and 0.90% of
                                       $1 billion and over

PNC Multi-Factor Small Cap Value Fund 1.00% of $0 to less than $500 million, 0.95% of $500 million to
                                      less than $1 billion, and 0.90% of
                                      $1 billion and over

PNC S&P 500 Index Fund                0.15% of $0 to less than $50
                                      million, 0.10% of $50 million to
                                      less than $150 million, and 0.075%
                                      of $150 million and over

PNC Small Cap Fund                    1.00% of $0 to less than $500
                                      million, 0.95% of $500 million to
                                      less than $1 billion, and 0.90% of
                                      $1 billion and over



FIXED INCOME FUNDS


PNC Bond Fund                         0.45%

PNC Government Mortgage Fund           0.40%

PNC High Yield Bond Fund               0.50%

PNC Intermediate Bond Fund             0.40%

PNC Limited Maturity Bond Fund         0.35%

PNC Total Return Advantage Fund        0.40%

PNC Ultra Short Bond Fund              0.20%

TAX EXEMPT BOND FUNDS

PNC Intermediate Tax Exempt Bond Fund    0.40%

PNC Michigan Intermediate Municipal Bond Fund   0.40%

PNC Ohio Intermediate Tax Exempt Bond Fund    0.40%

PNC Pennsylvania Intermediate Tax Exempt Bond Fund    0.40%

PNC Maryland Tax Exempt Bond Fund           0.40%

PNC Tax Exempt Limited Maturity Bond Fund   0.40%

MONEY MARKET FUNDS


PNC Government Money Market Fund            0.25%

PNC Money Market Fund                       0.25%

PNC Ohio Municipal Money Market Fund        0.25%

PNC Pennsylvania Tax Exempt Money Market Fund    0.25%

PNC Tax Exempt Money Market Fund            0.25%

PNC Treasury Money Market Fund              0.25%

TARGET DATE FUNDS


PNC Target 2020 Fund                        0.40%*

PNC Target 2030 Fund                        0.40%*

PNC Target 2040 Fund                        0.40%*

PNC Target 2050 Fund                        0.40%*

PNC Retirement Income Fund                  0.40%*

*The investment advisory fee is charged on the average daily net assets of each Target Date Fund that are not invested in
(1) other registered investment companies, (2) pooled investment vehicles that charge a fee for advisory services, and (3) exchange-traded notes the contractual returns of which are calculated by reference to the performance of a broad-based securities market index (a "broad-based ETN"). For these purposes, an exchange-traded note whose contractual returns are calculated by reference to an index or reference asset comprised of thirty or more securities will be considered a broad-based ETN, provided, that, regardless of the number of components of the index or reference asset, no exchange-traded note whose contractual returns are calculated by reference to an index or reference asset comprised of one or more interest rates, one or more measures of inflation or volatility, one or more commodities or currencies, and one or more securities of companies in a particular sector or industry shall be deemed a broad-based ETN.